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EXHIBIT 21

Subsidiaries of Registrant

The following subsidiaries are direct or indirect subsidiaries of the Company:


     Affinity Group, Inc., a Delaware corporation
     VBI Inc., a Delaware corporation
     Golf Card International Corp., a Delaware corporation
     Venture Enterprises, Inc., a Delaware corporation
     Camp Coast to Coast, Inc., a Delaware corporation
     Golf Card Resort Services, Inc., a Delaware corporation
     TL Enterprises, Inc., a Delaware corporation
     Golf Card Holding Corporation, a Delaware corporation
     GSS Enterprises, Inc., a Delaware corporation
     National Association for Female Executives, Inc., a Delaware corporation Woodall Publications Corporation, a Delaware corporation
     AGI Properties of Colorado, Inc., a Delaware corporation
     Affinity Bank, a California corporation
     Affinity Insurance Group, Inc., a Colorado corporation
     Affinity Group Thrift Holding Corporation, a Delaware corporation Affinity Road and Travel Club, Inc., a Delaware corporation
     Affinity Brokerage, Inc., a Delaware corporation
     ART Holding Corp., a Delaware corporation
     Camping Realty, Inc., a Kentucky corporation
     Camping World, Inc., a Kentucky corporation
     CWI, Inc., a Kentucky corporation
     CW Michigan, Inc., a Delaware corporation
     Ehlert Publishing Group, Inc., a Minnesota corporation.
     Exposition Group, Inc., a Minnesota corporation



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